Exhibit 99.(4)

ADVANCED SERIES TRUST

THE PRUDENTIAL SERIES FUND

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF REORGANIZATION (the “Amendment”) is made as of this 7th day of February, 2008, by and between Advanced Series Trust (“AST”), a business trust organized under the laws of the State of Massachusetts on behalf of all its portfolios listed in Schedule A to this Amendment (each, an “Acquiring Portfolio”), and The Prudential Series Fund, a Delaware statutory trust (“PSF”) on behalf of all its portfolios listed in Schedule A to this Amendment (each, a “Target Portfolio”), each having its principal place of business at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.  Together, the Target Portfolios and Acquiring Portfolios are referred to as the “Portfolios.”

WHEREAS, AST and PSF are parties to that certain Agreement and Plan of Reorganization dated as of January 25, 2008 (the “Plan”); and

WHEREAS, AST and PSF desire to amend the Plan on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.             Definitions.

The capitalized terms used in this Amendment and not otherwise defined herein shall have the same definitions given to them in the Plan.

2.             Closing Date.

The second sentence of Section 3 of the Plan is hereby amended to read as follows:

“The date of the Closing (the “Closing Date”) shall be April 29, 2008, or such other date as determined by AST’s officers.”

3.             Other Matters.

(a)           The Plan, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and as amended hereby.

(b)           This Amendment may be signed in two counterparts, which collectively shall constitute one instrument.

IN WITNESS WHEREOF, each party has executed this Amendment by its duly authorized officer, all as of the date and year first written above.

Attest:	ADVANCED SERIES TRUST
on behalf of the Acquiring Portfolios listed in Schedule A

/s/ Jelani Roper	By:	/s/ Timothy S. Cronin
Jelani Roper	Title:	SVP, Investment Management
Timothy S. Cronin

Attest:	THE PRUDENTIAL SERIES FUND
on behalf of the Target Portfolios listed in Schedule A

/s/ Jelani Roper	By:	/s/ Robert F. Gunia
Jelani Roper	Title:	Vice President
Robert Gunia

Schedule A

Portfolios of The Prudential Series Fund	Portfolios of Advanced Series Trust
(each, a Target Portfolio)	(each, an Acquiring Portfolio)

SP AIM Core Equity Portfolio	AST Marsico Capital Growth Portfolio
SP Large Cap Value Portfolio	AST Large-Cap Value Portfolio
SP Small Cap Growth Portfolio	AST Small-Cap Growth Portfolio
SP T. Rowe Price Large Cap Growth Portfolio	AST T. Rowe Price Large Cap Growth Portfolio